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                                                                    EXHIBIT 23.6

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Clear Channel Communications, Inc.:

We hereby consent to the incorporation by reference in this Post-effective Amendment No. 1 to Form S-4 on Form S-8 of Clear Channel Communications, Inc. of our report dated February 26, 1999, except for Note 3 as to which the date is March 15, 1999 relating to the consolidated financial statements of Capstar Broadcasting Corporation and Subsidiaries, which appears in the Current Report on Form 8-K of Clear Channel Communications, Inc. dated November 18, 1999.



PRICEWATERHOUSECOOPERS LLP

Austin, Texas
August 2, 2000